UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 2, 2005

ICOP DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-27321	84-1493152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11011 King Street, Suite 260 Overland Park, Kansas	66210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 913-338-5550

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

At a special meeting of shareholders on February 28, 2005, the shareholders of ICOP Digital, Inc. (the “Company”) approved a 1-for-10 reverse stock split of the Company’s outstanding common and preferred stock. The reverse split will be effective on March 10, 2005. At that time, each ten shares of outstanding common stock will automatically become one share of common stock, and each ten shares of outstanding preferred stock will automatically become one share of preferred stock. No fractional shares will be issued in connection with the reverse split. Instead, with the exception of persons who would receive less than one share as a result of the reverse split, all fractional shares will be rounded up to the nearest whole share. Shareholders who would otherwise receive less than one share as a result of the reverse split will be paid cash based on the closing bid price on February 28, 2005. A copy of the press release announcing the shareholders’ approval of the reverse split is attached as an exhibit and incorporated herein by reference.

Item 9.01 Exhibits

99.1	Press Release dated March 2, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICOP DIGITAL, INC.

March 2, 2005	By:	/s/ David C. Owen
	Name:	David C. Owen
	Title:	President and CEO